Exhibit 99.1

FCStone Group, Inc. Announces Pricing of Secondary Offering

WEST DES MOINES, Iowa, August 3, 2007 (PrimeNewswire via COMTEX News Network) — FCStone Group, Inc. (FCStone) (Nasdaq:FCSX) announced today the pricing of the secondary offering of 1,865,042 shares of its common stock at $ 50.25 per share. All of the shares are being sold by existing stockholders of FCStone. None of the shares are being sold by FCStone or any of its executive officers. FCStone expects the offering to close on August 8, 2007.

As previously announced, BMO Capital Markets Corp. and Banc of America Securities LLC are serving as joint lead book-running managers for the proposed offering. William Blair & Company, L.L.C., Raymond James & Associates, Inc. and Sandler O’Neill + Partners, L.P. are serving as co-managers for the proposed offering.

A registration statement relating to these securities became automatically effective and was filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The offering of these securities will be made only by means of a final prospectus, which may be obtained from: BMO Capital Markets Corp., Attn: Prospectus Delivery Department, 3 Times Square, New York, New York 10036; Telephone: (212) 702-1969.

Forward-Looking Statements

This press release may include forward-looking statements regarding, among other things, FCStone’s plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to FCStone Group, Inc., are intended to identify forward-looking statements.

FCStone has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that FCStone believes may affect its financial condition, results of operations, business strategy and financial needs. These statements involve known and unknown risks, assumptions, uncertainties and other factors that may cause FCStone’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, strategy, anticipated, estimated or projected results or achievements expressed or implied by these forward-looking statements. These factors include, among other things, customer acceptance of risk management, commodity price volatility, transaction volumes, interest rates, FCStone’s ability to develop new products for its customers and other factors set forth elsewhere herein and in the FCStone’s Securities and Exchange Commission filings, including the Forms 10-K, 10-Q and 8-K reports. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

FCStone’s forward-looking statements speak only as of the date of this press release. FCStone undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: FCStone Group, Inc.

FCStone Group, Inc.

Investor Inquiries:

Bill Dunaway

816-457-6246

billd@fcstone.com